EXHIBIT 10.1

AMENDMENT NUMBER TWO

This Amendment Number Two is dated as of October 31, 2003 is to the Term Loan Agreement (the “Agreement”) dated as of October 24, 2002 among Hardinge Inc., the Banks signatory thereto and JPMorgan Chase Bank, as Sole Administrative Agent, and KeyBank National Association, as Documentation Agent, as amended by Amendment Number One thereto dated as of December 31, 2002 (collectively, the “Agreement”).  Terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

The Borrower has determined to make certain adjustments to its financial statements and to recognize a nonrecurring non-cash charge to its shareholders equity for the quarter ended September 30, 2003 in an amount not to exceed Fifteen Million Dollars ($15,000,000).

In order to amend the Agreement, the parties agree as follows:

1.             Section 8.02 of the Agreement shall be amended to read as follows:

Net Worth.  The Borrower shall maintain a Consolidated Tangible Net Worth of not less than $112,000,000 at all times through December 31, 2003, which sum shall increase by $1,000,000 as of the end of each Fiscal Year thereafter. In the event that at any time there is a positive adjustment to shareholders equity related to a reversal of the FASB 109 charge, the minimum Consolidated Tangible Net Worth required will be increased by the amount of the positive adjustment.

2.             Upon the execution of this Amendment Number Two, the Borrower shall pay to the Agent for the account of each Bank an amendment fee equal to ten (10) Basis Points of the Commitment.

3.             This Amendment Number Two may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any parties hereto may execute this Amendment Number One by signing any such counterpart.

4.             Other than as set forth in this Amendment Number Two, the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment Number Two to be executed by their duly authorized officers as of the day and year first above written.

[Signature Pages Follow]

HARDINGE INC.

By:	/s/ J.PATRICK ERVIN
J. Patrick Ervin, Chairman of the Board
and Chief Executive Officer

AGENT:

JPMORGAN CHASE BANK

By:	/s/ CHRISTINE M. McLEOD
Christine M. McLeod, Vice President

DOCUMENTATION AGENT:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ STANLEY L. PECK
Stanley L. Peck, Vice President

BANKS:

JPMORGAN CHASE BANK

By:	/s/ CHRISTINE M. McLEOD
Christine M. McLeod, Vice President

KEYBANK NATIONAL ASSOCIATION

By:	/s/ STANLEY L. PECK
Stanley L. Peck, Vice President

MANUFACTURERS AND TRADERS
TRUST COMPANY

By:	/s/ SUSAN A. BURTIS

Susan A. Burtis, Vice President

NBT, NATIONAL ASSOCIATION

By:	/s/ RONALD G. GOODWIN

Ronald G. Goodwin, Vice President